Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio or the values of derivative instruments held in our derivatives portfolio, including as a result of rising interest rates, which has resulted in unrealized losses in our portfolio; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank and Signature Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above the current FDIC insurance limits and may withdraw deposits to diversify their exposure; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negative impact of our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent failures of Silicon Valley Bank and Signature Bank; risks related to climate change and the negatively impact it may have on our customers and their businesses; the imposition of governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism, civil unrest or other adverse external events, including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; the success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although the Company believe that such information is accurate and that the sources from which it has been obtained are reliable, the Company cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation. 2

A Local, Relationship-Focused Bank 3 • Local bank with local clients • Focus on commercial real estate and small business clients • No cryptocurrency exposure Simple and Consistent Business Model Strong Deposit Relationships Ample Liquidity and Borrowing Capacity • Recent and ongoing investments in ERM program • Effective interest rate risk management, including derivatives portfolio to mitigate unrealized losses on securities • Superb asset quality track record Enhanced Enterprise Risk Management Program High Quality Securities Portfolio Strong Capital Position • Positive client response from proactive outreach • Leveraged the IntraFi network to provide insurance on larger client deposits • 24% of deposits uninsured • $1.9B of on- and off-balance sheet liquidity, including significant borrowing capacity • Recent actions to increase overall borrowing capacity • Have not utilized the Bank Term Funding Program (BTFP) • No held-to-maturity (HTM) securities • Well-diversified available-for-sale (AFS) securities portfolio • Average yield on AFS securities portfolio of 4.22% • All regulatory capital ratios well in excess of “well-capitalized” requirements • Prudent capital management in the current environment Data as of March 31, 2023

0.02% 1Q23 Earnings Highlights 4 • Moderating loan growth with gross loan balances up $114.9 million, or 13.1% annualized, from 4Q22 • Deposit balances down $5.4 million, or 0.6% annualized, from 4Q22 • Net interest margin of 2.72%, down 44 bps from 4Q22 • Yield on interest-earning assets of 4.91%, up 24 bps from 4Q22 • Cost of deposits of 2.01%, up 70 bps from 4Q22 • Noninterest expense down $1.0 million, or 6.7%, from 4Q22 • Efficiency ratio1 of 46.2%, up from 43.8% in 4Q22 • Noninterest expense to average assets of 1.31% annualized, down 11 bps from 4Q22 • Annualized net charge-offs to average loans of 0.00% • Nonperforming assets to total assets of 0.02% vs. 0.01% in 4Q22 • Growth-driven provision of $1.5 million; allowance to total loans of 1.36% • CECL adoption on January 1, 2023 with modest Day 1 impact on allowance for credit losses of $650K Moderated Balance Sheet Growth Net Interest Margin Pressure Well-Controlled Expenses Superb Asset Quality $0.37 Diluted EPS Nonperforming Assets to Total Assets Efficiency Ratio1 Return on Average Assets Return on Avg. Tangible Common Equity1 1.07% 12.90% 46.2% 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

Net Interest Income Impacted by Additional Margin Pressure

BRIDGEWATER BANCSHARES, INC.

Net Interest Income and Margin Trends



3.60%
3.58%
3.53%
3.16%
2.72%
3.34%
3.34%
3.38%
3.05%
2.62%
$30,180
$32,530
$34,095
$32,893
$28,567
$1,743
$563
$27,874
$2,030
$263
$30,237
$1,400
$96
$32,599
$1,100
$48
$31,745
$998
$2
$27,567
1Q22
2Q22
3Q22
4Q22
1Q23
Loan fees
Interest Income and fees on PPP loans
Net Interest Income (ex. interest income on loan fees and PPP loans)
Net Interest Margin[1]
Core Net Interest Margin[1,2]

[1] Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21%
[2] Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation
Dollars in thousands

Net Interest Margin Drivers



3.16%
(0.01)%
0.23%
0.04%
(0.57)%
(0.16)%
0.02%
2.72%
Core NIM[2] down 43 bps
NIM (4Q22)
Loan Fees
Loans
Investments
Deposits
Fed Funds
Other
NIM (1Q23)

1Q23 Net Interest Income / NIM Drivers

Net Interest Margin:

- Deposit mix shift from noninterest-bearing to interest-bearing
- Paid higher rates on deposits to retain and attract clients in the current environment
- Leveraged wholesale deposits and borrowings to support continued loan growth
- Fixed-rate nature of the loan portfolio (66%) results in slower repricing compared to deposits

Net Interest Income:

- NIM pressure and more moderated pace of loan growth
- Reduced loan fees due to fewer payoffs in the current environment

5

Funding Costs Outpacing Asset Yields 6 $2,138 $2,162 $2,253 $2,332 $2,498 $822 $882 $145 $992 $943 $814 $277 $272 $3,105 $527 $636 $3,321 $3,517 $3,802 $3,948 0.59% 0.63% 0.93% 1.67% 2.41% 1Q22 2Q22 3Q22 4Q22 1Q23 $2,900 $3,108 $3,266 $3,482 $3,630 4.45% 4.45% 4.59% 4.87% 5.06% 4.15% 4.17% 4.42% 4.74% 4.95% 1Q22 2Q22 3Q22 4Q22 1Q23 $2,961 $3,045 $3,245 $3,275 $3,311 0.43% 0.46% 0.73% 1.31% 2.01% 1Q22 2Q22 3Q22 4Q22 1Q23 Loan Yield (ex. Loan Fees and PPP)2 Loan Portfolio Steadily Repricing Higher High-Yielding Securities Deposit Costs Continue to Rise Overall Funding Costs Continue to Rise $445 $491 $537 $608 $604 2.77% 2.85% 3.35% 3.91% 4.22% 1Q22 2Q22 3Q22 4Q22 1Q23 Average Interest-Bearing Deposits Average Noninterest-Bearing Deposits Average Borrowings Cost of Liability Funding Average Loans Loan Yield1 Average Investments Investment Yield1 Average Total Deposits Cost of Total Deposits 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in millions

Revenue Growth Impacted by Current Environment 7 PPNR ROA1 Highly Profitable Franchise Spread-Based Revenue Model $30,180 $32,530 $34,095 $32,893 $28,567 $1,557 $1,650 $1,387 $1,738 $1,943 $31,737 $34,180 $35,482 $34,631 $30,510 1Q22 2Q22 3Q22 4Q22 1Q23 $18,346 $20,439 $21,439 $19,512 $16,198 $12,262 $12,882 $14,513 $13,735 $11,642 2.12% 2.19% 2.15% 1.82% 1.49% 1.42% 1.38% 1.46% 1.28% 1.07% 1Q22 2Q22 3Q22 4Q22 1Q23 PPNR Net Income 1 ROA Net Interest Income Noninterest Income 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands

Well-Controlled Expenses 8 $8,694 $8,977 $9,449 $9,821 $8,815 $1,085 $1,042 $1,086 $1,177 $1,209 $875 $950 $1,022 $1,044 $1,040 $2,854 $2,783 $2,600 $3,161 $3,119 $13,508 $13,752 $14,157 $15,203 $14,183 1Q22 2Q22 3Q22 4Q22 1Q23 1.56% 1.47% 1.42% 1.42% 1.31% 42.4% 40.2% 39.8% 43.8% 46.2% 1Q22 2Q22 3Q22 4Q22 1Q23 NIE / Avg. Assets2 Efficiency Ratio2 Consistently Efficient Business Model Well-Controlled Expense Base in the Current Environment Industry median efficiency ratio of 55%1 1Q23 decrease primarily due to reduced discretionary compensation Personnel Occupancy Technology Other 1 4Q22 median efficiency ratio for publicly-traded banks with total assets between $3 billion and $10 billion (Source: S&P Capital IQ) 2 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands

Deposit Mix Shift in a More Challenging Environment 9 28% 30% 29% 26% 22% 20% 16% 15% 13% 18% 29% 30% 33% 30% 27% 9% 9% 9% 8% 8% 14% 15% 14% 23% 25% $3,036 $3,202 $3,305 $3,417 $3,411 1Q22 2Q22 3Q22 4Q22 1Q23 Noninterest-Bearing Transaction Interest-Bearing Transaction Savings & Money Market Time Brokered • Core deposit growth remained challenging amid recent bank failures, heightened competition and rising interest rate environment • Primary focus shifted toward deposit retention initiatives • Mix shift from noninterest-bearing into interest-bearing deposits • Continued to supplement core deposits with wholesale funding to support loan growth • Treasuries were still a primary competitor for core deposits • Remain focused on better aligning loan growth with core deposit growth over the course of 2023 1Q23 Deposit Growth Factors Dollars in millions

• $53M of core deposit outflows in March 2023 • Flows primarily impacted by normal seasonality, including tax season, client profit distributions, industry cyclicality, as well as continued moves toward higher rate alternatives • Similar trajectory of core deposit flows in March 2022 and March 2023 • Core deposit balances began building in late March for both years A Deeper Look at the Deposit Base 10 30% 35% 8% 16% 23% 25% 38% 24% $3,417 $3,411 4Q22 1Q23 Other Insured IntraFi Brokered Uninsured Decreased Levels of Uninsured Deposits as Balances Move to IntraFi Product Uninsured Brokered IntraFi Other Insured $818M of uninsured deposits at March 31, 2023 Fully insured; not eligible for early withdrawal Balances increased $266M in 1Q23 Core deposit balances typically below $250K 24% Uninsured 38% Uninsured 1 Calculated as the change in ending deposit rate over the change in ending Fed Funds rate from February 2022 Dollars in millions ($100) ($75) ($50) ($25) $0 $25 $50 $75 1 3 5 7 9 11 13 15 17 19 21 23 2023 2022 March Core Deposit Inflows (Outflows) March Business Days Cumulative Total Deposit Beta1 12% 20% 34% 40% 6/30/2022 9/30/2022 12/31/2022 3/31/2023

Moderated Pace of Loan Growth 11 $2,988 $3,226 $3,380 $3,569 $3,684 1Q22 2Q22 3Q22 4Q22 1Q23 Gross Loans Dollars in millions • 1Q23 loan growth of $114.9 million, or 13.1% annualized • Strong brand presence and relationships in the market allow us to get in front of high-quality clients and deals • Overall loan demand has declined as fewer deals are making financial sense due to the higher interest rate environment • Actively managing the balance sheet to better align with funding outlook • Leveraging sales of participations on new originations • Being more disciplined on loan pricing to manage growth and the net interest margin • Being more selective by focusing on high quality transactions with seasoned clients Managing Loan Growth

Loan Originations and Payoffs Are Slowing 12 New Loan Originations and Advances $241 $268 $169 $186 $75 $123 $125 $139 $127 $145 $364 $393 $308 $313 $220 1Q22 2Q22 3Q22 4Q22 1Q23 New Originations Advances Loan Payoffs and Amortization/Paydowns $148 $163 $117 $99 $69 $33 $31 $36 $42 $42 $181 $194 $153 $141 $111 1Q22 2Q22 3Q22 4Q22 1Q23 Payoffs Amortization/Paydowns $273 $311 $373 $427 $508 1Q22 2Q22 3Q22 4Q22 1Q23 Selling Participations on Larger Loans to Manage Growth Loan Participation Portfolio Balance Sold $80M of participations in 1Q23 Dollars in millions

Well-Diversified Loan Portfolio 13 1 Excludes medical office Dollars in millions CRE NOO 26.2% Multifamily 35.8% C&D 10.8% 1-4 Family Mortgage 10.3% CRE OO 4.3% C&I 12.3 % Consumer & Other 0.3% Loan Mix by Type $3.7 Billion 1Q23 Loan Growth by Type (vs. 4Q22) $1 $9 $13 $16 $19 $25 $32 Multifamily 1-4 Family Mortgage Construction & Development C&I CRE Owner Occupied CRE Nonowner Occupied Consumer & Other Addressing CRE NOO Repricing Risk • 77% of the CRE NOO portfolio is fixed-rate, which helps mitigate the repricing risk • $95M of fixed-rate CRE NOO loans maturing in the next 12 months • CRE loans primarily located in the Twin Cities market • Current weighted average LTV: 61% Well-Managed CRE Nonowner Occupied Office Exposure1 • $195M of CRE NOO office loans, or 5.3% of total loans • Only 3 loans totaling $26M in central business districts of Minneapolis/St. Paul • Average loan size: $2.2M • Current weighted average LTV: 62%

¹ Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Superb Asset Quality Continues 14 $18,611 $26,991 $30,767 $28,049 $36,258 4.32% 5.70% 6.26% 5.52% 6.95% 1Q22 2Q22 3Q22 4Q22 1Q23 $3 $6 $(280) $(5) $(2) 0.00% 0.00% (0.03)% 0.00% 0.00% 1Q22 2Q22 3Q22 4Q22 1Q23 $706 $688 $663 $639 $809 0.02% 0.02% 0.02% 0.01% 0.02% 1Q22 2Q22 3Q22 4Q22 1Q23 Classified Assets Nonperforming Assets1 Allowance for Credit Losses Net Charge-Offs Continue to closely monitor credits Consistently low NPA levels Modest CECL Day 1 impact of $650K on January 1, 2023 Cumulative NCOs of $379K since 2017 Classified Assets % of Total Bank Capital NPAs % of Assets Net Charge-offs (recoveries) % of Average Loans (annualized) ALLL % of Gross Loans 1.40% 1.39% 1.38% 1.34% 1.36%

Watch and Classified Assets 15 C&I 18.3% C&D 2.6% Multifamily 11.8% CRE NOO Senior Housing 37.7% CRE NOO Retail 21.5% CRE NOO Office 5.6% 1-4 Family 2.5% $28 Million Watch List by Loan Type Classified List by Loan Type C&I 50.9% CRE NOO Office 27.0% CRE NOO Hotels 9.2% CRE NOO Retail 7.5% CRE OO 4.4% C&D 0.3% 1-4 Family 0.7% $36 Million Watch List Characteristics Loan Balances Outstanding $27,574 % of Total Loans, Gross 0.8% Number of Loans 20 Average Loan Size ($000s) $1,379 Classified List Characteristics Loan Balances Outstanding $36,258 % of Total Loans, Gross 1.0% Number of Loans 23 Average Loan Size ($000s) $1,576 % of Total Bank Capital 6.95%

High Quality Securities Portfolio 16 27% 30% 35% 43% 41% 36% 35% 31% 24% 23% 18% 21% 19% 20% 20% 21% 14% $459 13% 13% 15% $483 $542 $549 $559 1Q22 2Q22 3Q22 4Q22 1Q23 Mortgage-Backed Securities Municipal Bonds Corporate Securities Other Securities Available for Sale Portfolio AAA, 19% AA, 50% A, 2% BBB, 13% NR, 16% Rating Mix Derivatives Portfolio Offsetting AOCI Impact $(47,884) $(42,584) $28,581 $23,148 $(17,942) $(17,896) 4Q22 1Q23 MTM Securities MTM Derivatives Net Impact on AOCI1 • No held-to-maturity securities • Securities portfolio average duration of 5.3 years • Average securities portfolio yield of 4.22% • Unrealized losses on AFS securities were 10.6% of stockholders’ equity • AOCI / capital of 3.4% vs. peer bank median of 10.5%2 1 Includes the tax-effected impact of $7,232 in 4Q22 and $7,215 in 1Q23 2 4Q22 median for publicly-traded banks with total assets between $3 billion and $10 billion (Source: S&P Capital IQ) Dollars in thousands

Ample Liquidity and Borrowing Capacity 17 1 Excludes $234M of pledged securities at March 31, 2023 Dollars in millions 14.1% 13.5% 14.0% 13.7% 10.9% 25.9% 25.0% 20.1% 17.0% 30.9% $1,444 $1,498 $1,409 $1,380 $1,924 1Q22 2Q22 3Q22 4Q22 1Q23 Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets 1Q23 Liquidity More Than 2X Coverage of Uninsured Deposits Diverse Liquidity Mix Recent Liquidity Actions • Added $544M of on- and off-balance sheet liquidity in 1Q23 • $833M increase in borrowing capacity with the FRB following additional loan and securities pledging • $129M increase to cash and cash equivalents • Did not utilize any borrowings from the Discount Window or the Bank Term Funding Program (BTFP) in 1Q23 Funding Source 3/31/2023 12/31/2022 Change Cash $ 177 $ 48 $ 129 Unpledged Securities1 325 549 (224) FHLB Capacity 247 391 (144) FRB Discount Window 991 158 833 Unsecured Lines of Credit 158 208 (50) Secured Line of Credit 26 26 - Total $ 1,924 $ 1,380 $ 544 Available Balance

Well-Capitalized with Tangible Book Value Per Share Growth 18 10.78% 10.33% 9.98% 9.55% 9.41% 9.13% 8.50% 8.47% 8.40% 8.48% 15.02% 13.98% 13.78% 13.15% 13.25% 8.60% 7.87% 7.57% 7.48% 7.23% 1Q22 2Q22 3Q22 4Q22 1Q23 Total Risk-Based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio Consolidated Capital Ratios Tangible Common Equity Ratio $4.52 $5.40 $7.22 $8.33 $9.31 $10.98 $11.69 $11.95 2016 2017 2018 2019 2020 2021 2022 1Q23 Tangible Book Value Per Share1 Growth 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in millions, except per share data

Near-Term Expectations 19 • Balance sheet growth to slow from 2022 levels • High single-digit to low double-digit loan growth in 2023 – focus on aligning loan growth more closely with core deposit growth over the course of the year • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth • Net interest margin outlook dependent on the path of interest rates, shape of the yield curve and pace of core deposit growth • More modest pace of net interest margin compression expected in 2Q23 relative to 1Q23 • Current assumption is Fed Funds rate holds steady near 5% throughout 2023 Net Interest Margin • Efficiency ratio in the mid-to-high 40% range, impacted by lower net interest margin • Slower noninterest expense growth in-line with slower asset growth Efficiency Ratio • Build tangible common equity and CET1 ratios throughout 2023, aided by retained earnings and slower pace of loan growth • Share repurchases unlikely in the near-term Capital Levels

2023 Strategic Priorities – Positioning for Long-Term Success 20 Manage High Quality Balance Sheet Growth 1 2 3 4 Maintain High Efficiency While Investing in the Business Continue Scalability of ERM Function, Including Proactive Assessment of Asset Quality Risks Implement Longer Term Strategic Readiness Initiatives • Slower pace of balance sheet growth in the current environment • Manage the balance sheet to optimize net interest income • Increase emphasis on generating core deposit growth to support loan growth over the course of 2023 • Identify opportunities to better manage the discretionary spend to align expense growth with a slower pace of asset growth • Continue to invest in people and technology • Make proactive investments to scale the business and position for longer-term growth • Continued build-out of the enterprise risk management function, including enhanced stress testing capabilities • Ongoing monitoring of the loan portfolio for signs of credit weakness given the economic uncertainty heading into 2023 • Expand covenant testing and assess repricing risk on maturing loans • Complete CECL adoption in early 2023 • Expand C&I function to support further diversification of the loan portfolio and new deposit growth channels over time • Continue evaluating potential M&A opportunities and be ready to act as the right opportunity becomes available YTD Progress Annualized loan growth of 13.1% Efficiency ratio1 of 46.2% Adopted CECL on January 1, 2023 Purchased land in the east metro for a potential de novo branch 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

APPENDIX 21

Interest Rate Sensitivity 22 Estimated Change in NII From Immediate Interest Rate Shocks +200 bps +100 bps -100 bps (3.6)% (1.7)% +3.1% • Change in rate sensitivity position impacted by rising interest rate environment, deposit mix shift and leveraging wholesale deposits and borrowings and • Better positioned for a steeper yield curve and potential future rate cuts Loan Portfolio Considerations • Loan portfolio most sensitive to changes in the 3- to 5-year portion of the yield curve • Fixed-rate nature of the loan portfolio (66%) results in slower repricing compared to deposits • Leveraging prepayment penalties on new loan originations to help maintain benefit of higher rates over time Deposit Considerations • Increased focus on funding loan growth with core deposits over the course of 2023 • Core deposit growth more challenging amid recent bank failures and rising interest rate environment • Continued to supplement core deposits with wholesale funding to support loan growth • Deposit base is more sensitive to rising interest rates • Cumulative deposit beta of 40%1 (0.7)% (0.4)% +0.5% 2Q22 3Q22 -200 bps (2.0)% +2.4% (2.3)% (1.2)% +1.0% 4Q22 +1.3% (9.3)% (4.6)% +6.2% 1Q23 +12.2% 1 Calculated as the change in ending deposit rate over the change in ending Fed Funds rate from February 2022 to March 2023

Loan Portfolio Repricing

BRIDGEWATER BANCSHARES, INC.

Loan Portfolio Mix


Adjustable, 16.7%
Variable, 17.5%
Fixed, 65.8%

Larger fixed-rate portfolio helps to mitigate repricing risk

Fixed-Rate Portfolio ($2.4B)

Years to Maturity


$326
13%
Less Than 1 Year
$332
14%
1 to 2 Years
$314
13%
2 to 3 Years
$298
12%
3 to 4 Years
$320
13%
4 to 5 Years
$836
35%
5+ Years

Stronger loan growth results in relatively quick turn of the loan portfolio and accelerated repricing:

- 23% year-over-year total loan growth
- $1.2B of total loan originations and advances over prior 12 months

Variable-Rate Portfolio ($643M)

Variable-Rate Loan Floors


$548
100%
At or Above Floor (3/31/23)
$548
100%
Up 25 bps
$548
100%
Up 50 bps
$548
100%
Up 75 bps
$548
100%
Up 100+ bps
Cumulative Percent of balances at or above floor as rates rise

- 85% of variable-rate portfolio have floors, all of which are at or above their floors
- 91% of variable-rate loans are currently tied to SOFR or Prime

Adjustable-Rate Portfolio ($616M)

Adjustable-Rate Repricing Schedule


$83
14%
Less Than 1 Year
$76
12%
1 to 2 Years
$83
13%
2 to 3 Years
$123
20%
3 to 4 Years
$115
19%
4 to 5 Years
$136
22%
5+ Years

- Over 98% of the adjustable-rate loans are at or above their floors
- Implies immediate repricing as rates rise, depending on the repricing schedule

Dollars in millions

23

Reconciliation of Non-GAAP Financial Measures – Annual

BRIDGEWATER BANCSHARES, INC.

Tangible Common Equity & Tangible Common Equity/Tangible Assets	As of and for the year ended December 31,						
	2016	2017	2018	2019	2020	2021	2022
Common Equity	$ 115,366	$ 137,162	$ 220,998	$ 244,794	$ 265,405	$ 379,272	$ 394,064
Less: Preferred Stock	-	-	-	-	-	(66,514)	(66,514)
Less: Intangible Assets	(4,060)	(3,869)	(3,678)	(3,487)	(3,296)	(3,105)	(2,914)
Tangible Common Equity	$ 111,306	$ 133,293	$ 217,320	$ 241,307	$ 262,109	$ 309,653	$ 324,636
Total Assets	$ 1,260,394	$ 1,616,612	$ 1,973,741	$ 2,268,830	$ 2,927,345	$ 3,477,659	$ 4,345,662
Less: Intangible Assets	(4,060)	(3,869)	(3,678)	(3,487)	(3,296)	(3,105)	(2,914)
Tangible Assets	$ 1,256,334	$ 1,612,743	$ 1,970,063	$ 2,265,343	$ 2,924,049	$ 3,474,554	$ 4,342,748
Tangible Common Equity/Tangible Assets	8.86%	8.26%	11.03%	10.65%	8.96%	8.91%	7.48%

Tangible Book Value Per Share	2016	2017	2018	2019	2020	2021	2022
Book Value Per Common Share	$ 4.69	$ 5.56	$ 7.34	$ 8.45	$ 9.43	$ 11.09	$ 11.80
Less: Effects of Intangible Assets	(0.17)	(0.16)	(0.12)	(0.12)	(0.12)	(0.11)	(0.11)
Tangible Book Value Per Common Share	$ 4.52	$ 5.40	$ 7.22	$ 8.33	$ 9.31	$ 10.98	$ 11.69

Total Common Shares	24,589,861	24,679,861	30,097,274	28,973,572	28,143,493	28,206,566	27,751,950

Dollars in thousands

24

Reconciliation of Non-GAAP Financial Measures – Profitability, TCE and TBV

BRIDGEWATER BANCSHARES, INC.

Efficiency Ratio	As of and for the quarter ended, March 31, 2022	March 31, 2022*	June 30, 2022	June 30, 2022*	September 30, 2022	September 30, 2022*	December 31, 2022	December 31, 2022*	March 31, 2023	March 31, 2023*
Noninterest Expense	$ 13,508	$ 13,508	$ 13,752	$ 13,752	$ 14,157	$ 14,157	$ 15,203	$ 15,203	$ 14,183	$ 14,183
Less: Amortization of Tax Credit Investments	-	(117)	-	(63)	-	(114)	-	(114)	-	(114)
Less: Amortization Intangible Assets	(48)	(48)	(47)	(47)	(48)	(48)	(48)	(48)	(48)	(48)
Adjusted Noninterest Expense	$ 13,460	$ 13,343	$ 13,705	$ 13,642	$ 14,109	$ 13,995	$ 15,155	$ 15,041	$ 14,135	$ 14,021
Net Interest Income	$ 30,180	$ 30,180	$ 32,530	$ 32,530	$ 34,095	$ 34,095	$ 32,893	$ 32,893	$ 28,567	$ 28,567
Noninterest Income	1,557	1,557	1,650	1,650	1,387	1,387	1,738	1,738	1,943	1,943
Less: (Gain) Loss on Sales of Securities	-	-	(52)	(52)	-	-	(30)	(30)	56	56
Less: FHLB Advance Prepayment Income	-	-	-	-	-	-	-	-	-	(299)
Adjusted Operating Revenue	$ 31,737	$ 31,737	$ 34,128	$ 34,128	$ 35,482	$ 35,482	$ 34,601	$ 34,601	$ 30,566	$ 30,267
Efficiency Ratio	42.4%	42.0%	40.2%	40.0%	39.8%	39.4%	43.8%	43.5%	46.2%	46.3%

Tangible Common Equity & Tangible Common Equity/Tangible Assets	As of and for the quarter ended, March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Total Shareholders' Equity	$ 379,441	$ 374,883	$ 382,007	$ 394,064	$ 402,006
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	312,927	308,369	315,493	327,550	335,492
Less: Intangible Assets	(3,057)	(3,009)	(2,962)	(2,914)	(2,866)
Tangible Common Equity	$ 309,870	$ 305,360	$ 312,531	$ 324,636	$ 332,626
Total Assets	$ 3,607,920	$ 3,883,264	$ 4,128,987	$ 4,345,662	$ 4,602,899
Less: Intangible Assets	(3,057)	(3,009)	(2,962)	(2,914)	(2,866)
Tangible Assets	$ 3,604,863	$ 3,880,255	$ 4,126,025	$ 4,342,748	$ 4,600,033
Tangible Common Equity/Tangible Assets	8.60%	7.87%	7.57%	7.48%	7.23%

ROATCE	As of and for the quarter ended, March 31, 2022
Net Income Available to Common Shareholders	$ 10,629
Average Total Shareholders' Equity	$ 403,533
Less: Average Preferred Stock	(66,514)
Average Total Common Shareholders' Equity	$ 337,019
Less: Effects of Average Intangible Assets	(2,894)
Average Tangible Common Equity	$ 334,125
Annualized Return on Average Tangible Common Equity	12.90%

Tangible Book Value Per Share	As of and for the quarter ended, March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Book Value Per Common Share	$ 11.12	$ 11.14	$ 11.44	$ 11.80	$ 12.05
Less: Effects of Intangible Assets	(0.11)	(0.11)	(0.11)	(0.11)	(0.10)
Tangible Book Value Per Common Share	$ 11.01	$ 11.03	$ 11.33	$ 11.69	$ 11.95
Total Common Shares	28,150,389	27,677,372	27,587,978	27,751,950	27,845,244

* Efficiency Ratio is adjusted to exclude the historic tax credit amortization
Dollars in thousands

25

Reconciliation of Non-GAAP Financial Measures – PPNR 26 Dollars in thousands Pre-Provision Net Revenue March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Noninterest Income $ 1,557 $ 1,650 $ 1,387 $ 1,738 $ 1,943 Less: (Gain) Loss on Sales on Securities - (52) - (30) 5 6 Less: FHLB Advance Prepayment Income - - - - (299) Total Operating Noninterest Income 1,557 1,598 1,387 1,708 1,700 Plus: Net Interest Income 30,180 32,530 34,095 32,893 28,567 Net Operating Revenue 31,737 34,128 35,482 34,601 30,267 Noninterest Expense $ 13,508 $ 13,752 $ 14,157 $ 15,203 $ 14,183 Less: Amortization of Tax Credit Investments (117) (63) (114) (114) (114) Total Operating Noninterest Expense 13,391 13,689 14,043 15,089 14,069 Pre-Provision Net Revenue $ 18,346 $ 20,439 $ 21,439 $ 19,512 $ 16,198 Plus: Non-Operating Revenue Adjustments - 5 2 - 30 243 Less: Provision for Loan Losses 1,675 3,025 1,500 1,500 625 Non-Operating Expense Adjustments 117 63 114 114 114 Provision for Income Taxes 4,292 4,521 5,312 4,193 4,060 Net Income $ 12,262 $ 12,882 $ 14,513 $ 13,735 $ 11,642 Average Assets $ 3,513,798 $ 3,743,575 $ 3,948,201 $ 4,251,345 $ 4,405,234 Pre-Provision Net Revenue Return on Average Assets 2.12% 2.19% 2.15% 1.82% 1.49% As of and for the quarter ended,

Reconciliation of Non-GAAP Financial Measures – Core NIM

BRIDGEWATER BANCSHARES, INC.

Core Net Interest Margin	As of and for the quarter ended, March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Net Interest Income (Tax-Equivalent Basis)	$ 30,438	$ 32,806	$ 34,418	$ 33,260	$ 28,947
Less: Loan Fees	(1,743)	(2,030)	(1,400)	(1,100)	(998)
Less: PPP Interest and Fees	(563)	(263)	(96)	(48)	(2)
Core Net Interest Margin	$ 28,132	$ 30,513	$ 32,922	$ 32,112	$ 27,947
Average Interest Earning Assets	$ 3,430,774	$ 3,671,748	$ 3,871,896	$ 4,177,644	$ 4,323,706
Less: Average PPP Loans	(18,140)	(8,335)	(2,424)	(1,109)	(999)
Core Average Interest Earning Assets	$ 3,412,634	$ 3,663,413	$ 3,869,472	$ 4,176,535	$ 4,322,707
Core Net Interest Margin	**3.34%**	**3.34%**	**3.38%**	**3.05%**	**2.62%**
Loan Interest Income (Tax-Equivalent Basis)	$ 31,838	$ 34,468	$ 37,820	$ 42,702	$ 45,265
Less: Loan Fees	(1,743)	(2,030)	(1,400)	(1,100)	(998)
Less: PPP Interest and Fees	(563)	(263)	(96)	(48)	(2)
Core Loan Interest Income	$ 29,532	$ 32,175	$ 36,324	$ 41,554	$ 44,265
Average Loans	$ 2,899,985	$ 3,107,679	$ 3,265,814	$ 3,482,150	$ 3,630,446
Less: Average PPP Loans	(18,140)	(8,335)	(2,424)	(1,109)	(999)
Core Average Loans	$ 2,881,845	$ 3,099,344	$ 3,263,390	$ 3,481,041	$ 3,629,447
Core Loan Yield	**4.15%**	**4.17%**	**4.42%**	**4.74%**	**4.95%**

Dollars in thousands

27